Exhibit 99.2

INDEPENDENT AUDITORS’ REPORT

Board of Directors

Accurel Systems International Corporation

Sunnyvale, California

We have audited the accompanying balance sheet of Accurel Systems International Corporation (a California S Corporation), as of December 31, 2004, and the related statements of operations, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Accurel Systems International Corporation as of December 31, 2004, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Ireland San Filippo, LLP

Mountain View, California

January 14, 2005

ACCUREL SYSTEMS INTERNATIONAL CORPORATION

(a California S Corporation)

Balance Sheet

December 31, 2004

ASSETS
Current assets:
Cash	$373,697
Accounts receivable (net of allowance for doubtful accounts of $7,000)	856,637
Prepaid expenses	88,639

Total current assets	1,318,973

Fixed assets, net of accumulated depreciation	4,163,861

Other assets:
Deposits	87,678
Consideration fees, net of accumulated amortization of $109,221	185,091
Patents, net of accumulated amortization of $5,814	5,807

Total other assets	278,576

$5,761,410

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable	$637,170
Capital lease obligations	78,186
Accounts payable	321,903
Accrued salaries and wages	194,178
Accrued expenses	59,754
Deferred revenue	44,249
Income taxes payable	4,310

Total current liabilities	1,339,750

Long-term liabilities:
Notes payable, net of current portion	1,874,844
Capital lease obligations, net of current portion	104,064
Deferred rent	84,000

Total liabilities	3,402,658

Commitments - see notes 7 and 9

Stockholders’ equity:
Common stock, no par value, 15,000,000 shares authorized; 2,000,000 shares issued and outstanding Retained earnings	4,000
2,354,752

Total stockholders’ equity	2,358,752

$5,761,410

The accompanying notes are an integral part of these financial statements.

ACCUREL SYSTEMS INTERNATIONAL CORPORATION

(a California S Corporation)

Statement of Operations

Year Ended December 31, 2004

Revenues	$8,151,567

Cost of revenues	5,870,011

Gross profit	2,281,556

General and administrative expense	1,677,951

Income from operations	603,605

Other income and (expense):
Interest expense	(253,015)
Gain on sale of fixed assets	125,907
Miscellaneous income	26,137

Other expense, net	(100,971)

Income before provision for income taxes	502,634

Provision for state income taxes, all current	11,218

Net income	$491,416

The accompanying notes are an integral part of these financial statements.

ACCUREL SYSTEMS INTERNATIONAL CORPORATION

(a California S Corporation)

Statement of Retained Earnings

Year Ended December 31, 2004

Balance, December 31, 2003	$2,414,535

Net income	491,416

Distributions	(551,199)

Balance, December 31, 2004	$2,354,752

The accompanying notes are an integral part of these financial statements.

ACCUREL SYSTEMS INTERNATIONAL CORPORATION

(a California S Corporation)

Statement of Cash Flows

Year Ended December 31, 2004

Cash flows from operating activities:
Net income	$491,416
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,427,287
Gain on disposal of fixed assets	(125,907)
Consideration fee amortization	87,377
Decrease (increase) in current assets:
Accounts receivable	(60,108)
Prepaid expenses	32,299
Increase (decrease) in current liabilities:
Accounts payable	(98,209)
Accrued salaries and wages	(6,534)
Accrued expenses	2,904
Deferred revenue	(34,973)
Income taxes payable	3,177
Deferred rent	66,000

Net cash provided by operating activities	1,784,729

Cash flows from investing activities:
Acquisition of fixed assets	(78,431)
Proceeds from disposal of fixed assets	141,750
Deposits	29,938

Net cash provided by investing activities	93,257

The accompanying notes are an integral part of these financial statements.

ACCUREL SYSTEMS INTERNATIONAL CORPORATION

(a California S Corporation)

Statement of Cash Flows (Continued)

Year Ended December 31, 2004

Cash flows from financing activities:
Principal repayment on notes payable	$(2,185,615)
Proceeds from notes payable	1,400,000
Principal payments on capital lease obligations	(421,833)
Stockholder distributions	(470,000)

Net cash used by financing activities	(1,677,448)

Increase in cash	200,538

Cash, beginning of year	173,159

Cash, end of year	$373,697

Supplemental disclosure of cash flow information

Cash paid during the year for:
Interest	$253,015
Income taxes	$7,419

Supplemental disclosure of non-cash transactions

Distribution of stockholder advances	$81,199

The accompanying notes are an integral part of these financial statements.

ACCUREL SYSTEMS INTERNATIONAL CORPORATION

(a California S Corporation)

NOTES TO FINANCIAL STATEMENTS

December 31, 2004

Note 1 - Organization and operations:

Accurel Systems International Corporation (the “Company”), which provides advanced technology services to users and manufacturers of semiconductors, was incorporated under the laws of the State of California in January 1989.  The Company’s principal geographical market is the San Francisco Bay Area.

Note 2 - Summary of significant accounting policies:

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.  Actual results could differ from those estimates.

Concentration of credit risk - The Company has cash on deposit with a federally insured bank in excess of the $100,000 maximum amount insured by the Federal Deposit Insurance Corporation.  The Company recognizes the lack of Federal Deposit Insurance constitutes a risk but believes the risk of loss is minimal.

Accounts receivable  - The Company extends credit to its customers in the normal course of business.  The Company performs on-going evaluations of its existing receivables and evaluation of periodic aging of the accounts to estimate allowances for potential credit losses.  Invoices are aged based on contractual terms with the customer.  The provision for doubtful accounts is recorded as a charge to operating expense when a potential loss is identified.  Losses are written off against the allowance when determined to be uncollectible.  No single customer represents greater than 10% of the accounts receivable balance on December 31, 2004.

Fixed assets - Fixed assets are being depreciated on a cost basis over their estimated useful lives, ranging from 2 to 7 years, using the straight-line method for financial purposes and accelerated methods for income tax reporting purposes.

Intangible assets - Patents are being amortized over fifteen years, using the straight-line method.

Revenue recognition  - The Company recognizes revenue when there is persuasive evidence of an arrangement with the customer which states a fixed or determinable price and terms, delivery of the product has occurred or the service performed in accordance with the terms of the sale, and collectibility of the sale is reasonably assured.  The Company has entered into agreements calling for services to be available to the customer for a period of time.  In these cases, revenue is recognized over the life of the agreement.  Prepaid services are shown as deferred revenues until services are performed.

Note 2 - Summary of significant accounting policies (continued):

Income taxes - The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be taxed as an S Corporation effective January 1989.  As such, the Company pays no Federal income taxes but is taxed at the state level using the statutory rates in effect for S Corporations.  Additionally, the stockholders are individually taxed on their proportionate share of the Company’s taxable income. The provision for state income taxes represents the current and deferred state taxes for the period.

Note 3 - Fixed assets:

The major categories of fixed assets were as follows:

		Useful Lives
Equipment	$9,398,865	2-7 years
Equipment under capital lease obligations	944,858	4-5.5 years
Leasehold improvements	158,945	3-7 years
Furniture & fixtures	360,940	2-7 years
Vehicles	89,628	5 years

	10,953,236
Less accumulated depreciation	(6,789,375)

	$4,163,861

Depreciation expense recorded was approximately $1,430,000 in 2004.

Note 4 – Consideration fees:

In 2003, the Company renegotiated the terms of two of its facility operating leases.  The new terms reduced the length, monthly payment amounts, deposit amounts, and required square footage under leases.  In exchange for these revised terms, the Company was required to pay the lessor $294,312.  This amount is being amortized over the lives of the leases as rent expense.

Note 5 - Research and development costs:

Research and development costs related to both future and present products are charged to operations as incurred.  There were no research and development costs in 2004.

Note 6 - Notes payable:

Notes  payable consisted of the following:

Comerica; secured by substantially all assets of Company, with monthly payments of $29,167 plus interest at 6.84%, payable through September 2008	$1,341,667
FEI Company; secured by equipment, with monthly payments of $30,000, including interest at 7%, payable through March 2007	1,170,347

2,512,014
Less amounts due within one year	637,170
$1,874,844

Future principal payments are due as follows:

Year Ending	Amount

2005	$637,170
2006	657,933
2007	925,244
2008	291,667

$2,512,014

The note payable to the bank requires the Company to comply with various covenants.  At December 31, 2004, management tested the covenants for compliance and is not in violation of any of the covenants.

Note 7 - Capital lease obligations:

The Company has entered into several capital lease agreements for equipment with an aggregate cost of approximately $945,000 and accumulated depreciation of approximately $454,000.  The leases, which expire at various dates from January 2005 to October 2008, require monthly lease payments aggregating approximately $21,000.  Interest on the leases varies from 6.61% to 16.73% per annum.  The future minimum annual obligations under the agreements are as follows:

	Year Ending	Amount
	2005	$89,135
	2006	43,720
	2007	37,022
	2008	42,938

Total payments		212,815
Less amounts representing interest		30,565

Present value of minimum lease payments		182,250
Less portion due within one year		78,186

Portion due after one year		$104,064

Note 8 - Employee benefit plan:

Effective January 1996, the Company adopted a 401(k) Profit Sharing Plan (the “Plan”) in which employees who have met certain service and eligibility requirements may participate.  Each eligible employee may elect to contribute to the Plan.  There were no employer contributions to the Plan in 2004.

Note 9 - Commitments:

The Company leases three facilities under operating lease agreements, expiring on various dates from December 2005 through September 2010, which currently require monthly payments of approximately $71,000.  The leases stipulate scheduled rent increases over the lives of the leases resulting in uneven cash flows.  The total commitment of the leases is being amortized over the lives of the leases on the straight-line method.  The difference between the lease payments required and the recognition of lease expense on the straight-line method is recorded as deferred rent.  Deferred rent on the leases totaled $84,000 in 2004.  Rent expense paid under the leases for the year ended 2004, was approximately $675,000.

The Company subleases one of their facilities to an unrelated entity.  The cost expected to be incurred under this operating sublease equals anticipated income. Both costs and income have been included in rental expense.

Future minimum annual lease payments required under these agreements are approximately as follows:

Year Ending	Buildings	Building Sublease	Total
2005	$921,000	$(418,000)	$503,000
2006	525,000	—	525,000
2007	534,000	—	534,000
2008	558,000	—	558,000
Thereafter	1,032,000	—	1,032,000
	$3,570,000	$(418,000)	$3,152,000

Note 10 - Event Subsequent to the Date of the Report of Independent Auditor (unaudited):

On March 9, 2005, Implant Sciences Corporation (IMX) acquired all of the Company’s stock from existing shareholders.  The aggregate purchase price was approximately $11,300,000 which consisted of 418,194 shares of IMX common stock (fair value of $3,650,000), $6,000,000 cash and $1,650,000 in shareholder notes.